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                                                                     EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT


                           This Registration Rights Agreement ("Agreement") is
                  entered into as of January 28, 1999, between Sunshine Mining and Refining Company, a Delaware corporation with offices at 877 West Main Street, Boise, Idaho 83702 (the "Company") and each of the entities listed under "Investors" on the signature page hereto (each an "Investor" and collectively the "Investors"), each with offices at the address listed in
                  Section 13(c).


                              W I T N E S S E T H:

                           Whereas, pursuant to that certain Convertible Note
                  Investment Agreement, dated as of January 27, 1999 by and between the Company and the Investors (the "Purchase Agreement"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, $6,000,000 principal amount of Convertible Notes due January 28, 2001 (the "Notes ") subject to the terms and conditions set forth therein; and

                           Whereas, the Purchase Agreement contemplates that the
                  Notes will be convertible into shares (the "Common Shares") of common stock, par value $0.01, of the Company ("Common Stock") pursuant to the terms and conditions set forth in the Notes ;

                           Now, Therefore, in consideration of the mutual
                  promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Investors agree as follows:

                  1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement or the Notes. As used in this Agreement, the following terms shall have the following respective meanings:

                           "Closing" and "Closing Date" shall have the meanings
                  ascribed to such terms in the Purchase Agreement.

                           "Commission" or "SEC" shall mean the Securities and
                  Exchange Commission or any other federal agency at the time administering the Securities Act.

                           "Holder" and "Holders" shall include an Investor or
                  the Investors, respectively, and any transferee of the Notes, Common Shares or Registrable Securities which have not been sold to the public to whom



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                  the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Purchase Agreement.

                           The terms "register", "registered" and "registration"
                  shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                           "Registrable Securities" shall mean: (i) the Common
                  Shares (up to the Maximum Amount, as such term is defined in the Notes) or other securities issued or issuable to each Holder or its permitted transferee or designee upon conversion of the Notes; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.

                           "Registration Expenses" shall mean all expenses to be
                  incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                           "Registration Statement" shall have the meaning set
                  forth in Section 2(a) herein.

                           "Securities Act" or "Act" shall mean the Securities
                  Act of 1933, as amended.

                           "Selling Expenses" shall mean all underwriting
                  discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses".

                  2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the


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sale or distribution of all the Registrable Securities in the manner (including manner of sale) contemplated herein and in all states. Such best efforts by the Company shall include, without limitation, the following:

                           (a) The Company shall, as expeditiously as possible
after the Closing Date:

                           i) But in any event within 45 days of the Closing,
                  prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering resales by the Holders of the Registrable Securities ("Registration Statement"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the Maximum Amount (as defined in the Notes). Nothing in the preceding sentence will limit the Company's obligations to reserve shares of Common Stock pursuant to
                  Section 3.8 of the Purchase Agreement. Thereafter the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 90 days following the Closing Date. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date. The Company shall provide the Holders reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing.

                           ii) Prepare and file with the SEC such amendments and
                  supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method or methods of distribution provided from time to time by Holders for inclusion in the Registration Statement or supplement to Prospectus and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                           iii) Furnish to each Holder such numbers of copies of
                  a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder in accordance with the


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                  intended method or methods of distribution provided by Holders for inclusion in the Registration Statement or supplement to the Prospectus.

                           iv) Register and qualify the securities covered by
                  such Registration Statement under the securities or "Blue Sky" laws of all domestic jurisdictions provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           v) Notify each Holder immediately of the happening of
                  any event (but not the substance or details of any such events unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                           vi) Notify each Holder immediately of the issuance by
                  the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                           vii) Permit counsel to the Holders to review the
                  Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than 5 business days) prior to each filing, and shall not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel.

                           viii) List the Registrable Securities covered by such
                  Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the New York Stock Exchange or any exchange or market where the Common Shares are traded.

                           ix) Take all steps necessary to enable Holders to
                  avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                           (b) Set forth below in this Section 2(b) are (I)
events that may arise that the Investors consider will interfere with the full enjoyment of their rights under


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this Agreement, the Purchase Agreement and the Notes (the "Interfering Events"),
and (II) certain remedies applicable in each of these events.

                           i) Delay in Effectiveness of Registration Statement.

                                    (A) In the event that the Registration
                           Statement has not been declared effective within 90 days from the Closing Date, then the Company shall pay each Holder Monthly Delay Payments (as defined and described below).

                                    (B) As used in this Agreement, a "Monthly
                           Delay Payment" shall be a cash payment equal to 1% of the principal amount of the Notes held by a Holder for the first 30 day period (or portion thereof) that the specified condition in this Section 2(b) has not been fulfilled or the specified deficiency has not been remedied, 2% of such principal amount for the next 30 day period (or portion thereof) that the specified condition has not been fulfilled or the specified deficiency has not been remedied, and 3% of such principal amount for each subsequent 30 day period (or portion thereof) that the specified condition has not been fulfilled or the specified deficiency has not been remedied. Payment of the foregoing cash amounts shall be due and payable from the Company to such Holder within 5 business days of demand therefor. At the option of the Holder, Monthly Delay Payments may be added to the principal amount of the Notes held by it. If a Holder becomes entitled to receive Monthly Delay Payments at any given time under more than one provision of this Section 2(b), the Company shall only be obligated to make Monthly Delay Payments under one provision of this Section 2(b).

                                    (C) Notwithstanding the foregoing, there
                           shall be excluded from the calculation of the number of days that the Registration Statement has not been declared effective the delays which are solely attributable to delays in the Holders providing Requisite Information required for the Registration Statement.

                           ii) No Listing; Suspensions.

                                    (A) In the event that the Company fails,
                           refuses or for any other reason is unable to cause:
                           (i) the Common Stock as a class to be listed with the New York Stock Exchange or one of the other Approved Markets (as defined in the Purchase Agreement) at all times during the period following the Closing Date until such time as all of the Notes shall have been paid in full or subject to mandatory conversion pursuant to the terms of the Notes (the "Listing Period") and (ii) the Registrable Securities covered by the Registration Statement to be listed with the New York Stock


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                           Exchange or on another Approved Market at all times
                           during the period from the earlier of the 90th day following the Closing Date (provided that if the Registration Statement has not been declared effective by such time, the Registrable Securities shall have been listed, subject to such effectiveness) or the effectiveness of the Registration Statement until such time as all of the Notes shall have been paid in full or subject to mandatory conversion pursuant to the terms of the Notes, then the Maximum Amount, as defined in Section 5(k)(ii) of the Notes, shall be increased by 75%, subject to the adjustments set forth in such provision.

                                    (B) In the event that shares of Common Stock
                           are suspended from trading on an Approved Market at any time then each Holder shall have the right to Monthly Delay Payment(s) on the terms set forth in
                           Section 2(b)(i)(B) above. Notwithstanding the foregoing, in the event that following such suspension (i) the Common Stock shall be listed on an Approved Market, the Nasdaq Small Cap Market or the Nasdaq Bulletin Board; (ii) the Maximum Amount shall have been increased pursuant to Section 2(b)(ii)(A) above; and (iii) Effective Registration (as defined in the Purchase Agreement) shall have otherwise occurred, then the Monthly Delay Payments pursuant to this Section 2(b)(ii)(B) shall cease to accrue.

                           iii) Blackout Periods. In the event any Holder's
                  ability to sell Registrable Securities under the Registration Statement is suspended (without being succeeded on the same day by a post-effective amendment to the Registration Statement that is immediately declared effective by the Commission) for more than (i) five (5) consecutive days or
                  (ii) twenty (20) days in any calendar year ("Suspension Grace Period"), including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a "Blackout"), then the Company shall provide to each Holder a Monthly Delay Payment for each 30 day period or portion thereof from and after the expiration of the Suspension Grace Period, on the terms set forth in Section 2(b)(i)(B) above.

                           iv) Redemption for Conversion Deficiency. In the
                  event that the Company does not have a sufficient number of Common Shares authorized and reserved for issuance to satisfy the Company's obligations to any Holder upon receipt of a Conversion Notice (as defined in the Notes) to issue up to the Maximum Amount of Common Shares or is otherwise unable or unwilling for any reason to issue such Common Shares (each, a "Conversion Deficiency") in accordance with the terms of


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                  the Notes for any reason (other than failure of the Holder to comply with the notice and delivery requirements of Section 5(a) of the Notes or because the Company has issued the Maximum Amount of Common Shares upon conversion of Notes) after receipt of a Conversion Notice from any Holder, then:

                                    (A) The Company shall provide to each Holder
                           a Monthly Delay Payment for each 30 day period or portion thereof following the Conversion Deficiency, on the terms set forth in Section 2(b)(i)(B) above.

                                    (B) At any time five days after the
                           commencement of the running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any Holder, the Company promptly shall purchase from such Holder, all of such Holder's Notes, for consideration (the "Mandatory Repurchase Price") equal to the greater of
                           (x) 120% of the principal amount of all such Notes being sold to the Company, or (y) the principal amount, together with all accrued interest under the Notes being sold to the Company divided by the then applicable Conversion Price multiplied by the last closing price of the Common Stock on (i) the date a Holder exercises its option pursuant to require repurchase of Notes or (ii) the date on which the event triggering Holder's remedies first occurred, in each case payable in cash and on the terms set forth in Section 2(b)(i)(B) above.

                           v) Mandatory Purchase Price for Defaults. In the
                  event that the Company fails to pay any Monthly Delay Payment within 5 business days of written demand therefor, each Holder shall have the right to sell to the Company any or all of its Notes at the Mandatory Repurchase Price on the terms set forth in Section 2(b)(iv)(B) above.

                           vi) Cumulative Remedies. The Monthly Delay Payments
                  and mandatory purchases provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Notes, the Purchase Agreement or this Agreement, including without limitation the right to monetary contract damages and specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the rights of the Holders hereunder. Notwithstanding the foregoing, no Holder may sue the Company for money damages in excess of the Monthly Delay Payments unless: (i) the Holder shall have provided the Company written notice of default or breach under this Agreement; and (ii) such default or breach shall not have been cured within 15 (fifteen) days of the Company's receipt of such notice. The foregoing sentence shall not apply to the rights of Holders to have Notes repurchased at the Mandatory Repurchase Price.

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                           vii) Remedies for Registrable Securities. In any case
                  in which a Holder of Notes has the right to cause the purchase of its Notes under this Section 2(b), such Holder shall also have the right to cause the purchase of the Registrable Securities that it owns as follows: such shares shall be purchased at the Mandatory Repurchase Price of the Notes which were converted into Common Shares. Notwithstanding the foregoing, no Holder shall have the right to cause the repurchase of Registrable Securities provided in this Section 2(b)(vii) if such Registrable Securities are subject to Effective Registration (as defined in the Purchase Agreement).

                              In the case in which a Holder of Notes would have
                  the right to receive Monthly Delay Payments with respect to Notes under Section 2(b), it shall also have the right to receive payments with respect to Registrable Securities owned by it in an amount at the rates set forth in Section 2(b)(i) above on the principal amount of the Notes converted into Common Shares.

                  (c) The Company shall take all such reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and, subject to
Section 2(g) below, in such connection, if requested by the Holders:

                           i) cause to be delivered to the sellers of
                  Registrable Securities opinions of independent counsel to the Company, on and dated as of the effective day of the Registration Statement, and within ninety (90) days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders, and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders;

                           ii) cause to be delivered, immediately prior to the
                  effectiveness of the Registration Statement, and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Holders, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such


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                  letter to update the same during each such fiscal year in
                  which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to the Holders; and

                           iii) Upon the filing by the Company of any report
                  pursuant to the Exchange Act which is incorporated by reference into the Registration Statement, cause to be delivered, promptly following such filing: (i) an update to the opinion referred to in Subsection 2(c)(i) above and (ii) an update to the "comfort" letter referred to in Subsection 2(c)(ii) above.

                  (d) Subject to Section 2(g) below, the Company shall make available for inspection by the Holders, representative(s) of all the Holders together, and any attorney or accountant retained by any Holder, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

                  (e) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

                  (f) Upon receipt by a Holder of any notice from the Company under Section 2(a)(v) or of the suspension of the use of any prospectus used in connection with the Registration Statement, such Holder shall stop selling or offering for sale under the Registration Statement any Registrable Securities until such Holder's receipt of the copies of an updated and/or corrected prospectus as contemplated by Section 2(a)(v), or until it receives advice in writing from the Company that the use of the prospectus used in connection with the Registration Statement may be resumed.

                  (g) Notwithstanding the provisions of Sections 2(c) and 2(d) above, the Holders shall not request that the Company cause to be delivered the opinions of independent counsel to the Company or "comfort" letter from the Company's independent certified public accountants described in Section 2(c) or conduct the due diligence review contemplated by Section 2(d) unless the SEC has indicated, whether pursuant to review of the Registration Statement or pursuant to an interpretive release or no-action letter, that it considers any Holder to be an underwriter for purposes of the Securities Act. Any delay in the effectiveness of the Registration Statement occasioned by a request by the Holders for due diligence materials under Section 2(d) above shall not be counted for purposes of a deadline in Section 2(a)(i) or the Monthly Delay Payments in Section 2(b)(i) provided that: (i) the Company shall have filed the Registration


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Statement on or before the 45th day following the Closing Date; (ii) the Company shall have complied with Sections 2(a)(i), 2(a)(ii), 2(a)(iii) and 2(a)(vii) above; (iii) the Holders' due diligence request shall not have resulted in a material change in the Registration Statement; and (iv) the Holders' due diligence request shall not have been in response to a material change in the text of the Registration Statement after it is initially filed (other than the SEC determining that any Holder is an "underwriter" for purposes of the Securities Act).

                  (h) The Company may require each Holder to furnish to the Company within five business days after request therefrom and thereafter promptly as any relevant additional information becomes known to such Holder, such information regarding the Holder and the distribution of such Holder's Registrable Securities as is required by law to be disclosed in the Registration Statement (the "Requisite Information"). If any information furnished to the Company by a Holder for inclusion in the Registration Statement or any prospectus used thereunder becomes materially misleading, such Holder agrees:
(i) to furnish promptly to the Company all information required to be included in the Registration Statement or such prospectus in order to make the information previously furnished to the Company not materially misleading and
(ii) to stop selling or offering for sale under the Registration Statement any Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus that contains the information described in clause (i). No Holder shall be entitled to receive the payments provided for in Sections 2(b)(i)(A), 2(b)(ii) or 2(b)(iii) (but only to the extent that such Holder is not included as a Selling Security Holder in the Registration Statement) for any time period in which such Holder fails to supply the Company the information required to be supplied by this Section 2(h).

                  (i) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved Registrable Securities consisting of Common Shares described in clause (i) of the definition of Registrable Securities within five (5) business days of any stockholders meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within sixty (60) days of such stockholders meeting. If the Holders become entitled, pursuant to an event described in clause (ii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below and cause such Registration Statement to become effective within 60 days of that date that the need to file the Registration Statement arose. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments and mandatory redemptions contained herein. Without limiting the generality of the foregoing, in the event that


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pursuant to Section 2(b)(ii) herein, Section 3.15 of the Purchase Agreement or otherwise pursuant to Section 5(k)(ii) of the Notes, the Maximum Amount is increased, then, concurrently with effecting the action triggering such increase in the Maximum Amount (A) the Company shall cause the additional number of Common Shares represented by such increase (the "Additional Common Shares") to be duly reserved for issuance; (B) the Company shall file a Registration Statement covering such Additional Common Shares, which in the case of an increase due to Section 3.15 of the Purchase Agreement or Section 5(k)(ii) of the Notes shall be declared effective within 30 days of the date such increase is effective and in the case of an increase due to Section 2(b)(ii) herein, shall be declared effective within 60 days of the date such increase is effective; and (C) the Company shall apply to have such Additional Common Shares listed on the New York Stock Exchange (or other Approved Markets) and such listing shall be effective within 30 days of such increase in the Maximum Amount (provided that if the Registration Statement is not effective by such time, such listing may be subject to such effectiveness). The Monthly Delay Payment provisions of Section 2(b) herein shall apply, based on the value of the securities that are not subject to Effective Registration, to the extent that the action to be taken under paragraphs (B) and (C) above are not taken on a timely basis

         3. Expenses of Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

         4. Registration on Form S-3. The Company shall use its best efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

         5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such Registration Statement effective until all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier, until such Registrable Securities may be sold by Holders that are not affiliates of the Company under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

         6. Holder Undertakings. Each Holder covenants with the Company as follows:

                  (a) Prospectus Delivery. To the extent not exempted by Rule 153 under the Securities Act, each Holder shall comply with the prospectus delivery requirement under the Securities Act.

                  (b) Transaction Information. Each Holder shall report promptly to the Company upon completion of the distribution of such Holder's Registrable Securities pursuant to any Registration Statement.



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                  (c) Exchange Act Compliance. Each Holder shall, at any time such Holder is engaged in a distribution of the Registrable Securities under any Registration Statement, comply to the extent required with Regulation M (as currently in effect or as amended or any successor or similar provisions) promulgated under the Exchange Act and shall distribute the Registrable Securities solely in the manner described in any Registration Statement.

         7. Indemnification.

                  (a) Company Indemnity. The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing (the "Holder Indemnified Parties"), within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus incident to any Registration Statement prepared pursuant to the terms of this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration Statement, qualification or compliance, and will reimburse each Holder Indemnified Party, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder Indemnified Party to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by a Holder and stated to be specifically for use therein and provided further that the foregoing indemnity shall not inure to the benefit of any Holder Indemnified Party if the person asserting such claim, loss, damage, liability or expense (i) purchased a Registrable Security and the Holder Indemnified Party, or someone acting on the Holder Indemnified Party's behalf, did not, to the extent required, deliver to such person at or prior to the written confirmation of the sale of such Registrable Security a prospectus prepared for use under the Registration Statement (as then amended or supplemented, if the Company furnishes any amendments or supplements thereto to the Holders) and if such prospectus (as so amended or supplemented) would have cured the defect giving rise to such claim, loss, damage, liability or expense; or (ii) received such a prospectus or amendment or supplement thereto in violation of Section 2(f) of this Agreement, if such violation caused such claim, loss, damage, liability or expense. The indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such Registration Statement is being effected, indemnify the Company, any person controlling the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the respective directors, officers, partners, employees, representatives and agents of each such person (the "Company Indemnified Parties"), each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus incident to any Registration Statement prepared pursuant to the terms of this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse the Company Indemnified Parties and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus or Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein, and provided the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement in question. The indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) Procedure. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         8. Contribution. If the indemnification provided for in Section 7 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

                  In no event shall the obligation of any Indemnifying Party to contribute under this Section 8 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement in question exceeds the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9. Survival. The indemnity and contribution agreements contained in Sections 7 and 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

         10. Information by Holders. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale ("Plan of Distribution") of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder.

         11. Replacement Certificates. The certificate(s) representing the Common Shares held by any Investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         12. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Notes or Registrable Securities and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Notes or Registrable Securities; provided that (i) such transfer or assignment, if not to an affiliate of an Investor, shall be subject to the written consent of the Company (which shall not be unreasonably withheld) and (ii) such transfer or assignment shall be subject to compliance with applicable law and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

         13. Miscellaneous.

                  (a) Remedies. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) Jurisdiction. The Company and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the State and federal courts in the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

                  (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be: to the Company:

                  Sunshine Mining and Refining Company
                  877 West Main Street
                  Suite 600
                  Boise, Idaho 83702
                  Facsimile:  (208) 342-0004
                  Attention:  John Simko

                  with copies to:

                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas 75202
                  Facsimile:  (214) 651-5940
                  Attention:  Janice V. Sharry, Esq.


                  to the Investors:

                  c/o Stonington Management Corporation
                  712 Fifth Avenue
                  New York, New York 10019
                  Facsimile:  (212) 974-2092
                  Attention:  Paul E. Singer

                  with copies to:

                  Kleinberg, Kaplan, Wolff & Cohen, P.C.
                  551 Fifth Avenue
                  New York, New York 10176
                  Facsimile:  (212) 986-8866
                  Attention:  Stephen M. Schultz, Esq.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

                  (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

                  (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  (f) Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                  (g) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the publication of such announcements.

                  (h) Entire Agreement; Amendment. This Agreement, together with the Purchase Agreement, the Notes and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and this Agreement may not be amended, modified or terminated except by a written agreement signed by the Company plus the Holders of two-thirds of the principal amount of Notes issued under the Purchase Agreement to that date; provided that for the purposes of this Section 13(h) the Holders of Common Shares still entitled to registration rights under this Agreement will be deemed to still be Holders of that number of Notes which were converted into such number of Common Shares issued upon conversion which are then held by them.

                  (i) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Delaware regulates the Company's issuance of securities.

                  (j) Severability. The parties acknowledge and agree that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warranties, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

                  (k) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

                  (l) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.





                            [Signature page follows]

         In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               SUNSHINE MINING AND REFINING COMPANY


                               By:    /s/ William W. Davis
                                   ---------------------------------------------
                                   William W. Davis
                                   Executive Vice President


                               WESTGATE INTERNATIONAL, L.P.

                               By: Martley International, Inc.
                                   Attorney-In-Fact


                                   By:   /s/ Paul E. Singer
                                      ------------------------------------------
                                      Paul E. Singer
                                      President


                               ELLIOTT ASSOCIATES, L.P.


                               By:      /s/ Paul E. Singer
                                     -------------------------------------------
                                     Paul E. Singer
                                     General Partner